BlackRock MuniYield Florida Insured Fund

FILE #811-07156

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/13/2007	Puerto Rico Sales Tax Financing Corp.	2,667,603,528	2,800,000

Goldman, Sachs & Co., Lehman Brothers A.G. Edwards & Sons, Inc.,Banc of America Securities LLC, BBVAPR MSD, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., J.P. Morgan Securities, Inc., Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., Oriental Financial Services, Popular Securities, Inc., RBC Capital Markets, Samuel A. Ramirez & Co., Inc., Santander Securities, UBS Securities LLC, Wachovia Bank, National Association

7/20/2007	School Board Collier County Florida	96,205,000	1,300,000	A.G. Edwards, UBS Securities LLC, Citigroup Global Markets, Merrill Lynch & Co., Raymond James, Morgan Stanley & Co. Inc., Banc of America Securities LLC, RBC Capital Markets
4/15/2008	JAE Florida St. Johns River Power Park	125,000,000	1,300,000	J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc, Goldman, Sachs & Co., Citi, Banc of America Securities LLC, Morgan Stanley, UBS Investment Bank, Merrill Lynch & Co.
6/5/2008	BROWARD CNTY FLA SCH BRD CTFS PART	270,560,000	2,000,000

Morgan Stanley, Lehman Brothers, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Merrill Lynch, MR Beal & Company, Ramirez & Co., Inc, Raymond James & Associates, Inc., Roosevelt & Cross, Incorporated, Wachovia Bank, National Association

BlackRock MuniYield Florida Insured Fund

FILE #811-07156

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/5/2008	MIAMI-DADE CNTY FLA AVIATION REV	600,000,000	2,400,000

Banc of America Securities LLC, Estrada Hinojosa & Company, Inc., JPMorgan, Merrill Lynch & Co., Rice Financial Products Company, Butler Wick & Co., Inc., Goldman, Sachs & Co., Jackson Securities, Lehman Brothers, Loop Capital Markets, LLC, M.R. Beal & Company, Raymond James & Associates, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association